(Exhibit 23.1)

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K into the Company's previously filed Registration Statements on Form S-8 (File No. 2-66297, 2-82001, 2-97043, 33-23103, 33-1445, 33-38405
and 33-53796) and on Form S-3 (File No. 33-45457).

                                ARTHUR ANDERSEN & CO.

San Antonio, Texas
May 31, 1994